                               ENVOY CORPORATION

                                                                    EXHIBIT 99.8
                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
ENVOY CORPORATION
  Reports of Independent Public Accountants.................    2
  Consolidated Balance Sheets as of December 31, 1998 and
     1999 and March 31, 2000 (Unaudited)....................    6
  Consolidated Statements of Operations for the years ended
     December 31, 1997 through 1999 and for the three months
     ended March 31, 1999 and 2000 (Unaudited)..............    7
  Consolidated Statements of Shareholders' Equity for the
     years ended December 31, 1997 through 1999.............    8
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1997 through 1999 and the three months
     ended 1999 and 2000 (Unaudited)........................    9
  Notes to Consolidated Financial Statements................   10

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ENVOY Corporation:

     We have audited the accompanying consolidated balance sheet of ENVOY CORPORATION (a Tennessee corporation and a wholly-owned subsidiary of Quintiles Transnational Corp.) and subsidiaries as of December 31, 1999 and the related consolidated statement of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ENVOY Corporation and subsidiaries at December 31, 1999 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                      ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 3, 2000

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
ENVOY Corporation

     We have audited the accompanying consolidated balance sheet of ENVOY Corporation and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of two wholly-owned subsidiaries, Professional Office Services, Inc. and XpiData, Inc. for the year ended December 31, 1997, which statements reflect total revenues constituting 18% of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for Professional Office Services, Inc. and XpiData, Inc., is based solely on the reports of other auditors.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ENVOY Corporation and subsidiaries at December 31, 1998 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

                                      ERNST & YOUNG LLP

Nashville, Tennessee
January 29, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Professional Office Services, Inc.:

     We have audited the balance sheet of PROFESSIONAL OFFICE SERVICES, INC., not separately presented herein, as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Office Services, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                      ARTHUR ANDERSEN LLP

Nashville, Tennessee
February 11, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To XpiData, Inc.:

     We have audited the balance sheet of XPIDATA, INC., not separately presented herein, as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XpiData, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                      ARTHUR ANDERSEN LLP

Nashville, Tennessee
January 30, 1998

                       ENVOY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1998       1999        2000
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 30,297   $ 15,802    $  23,148
  Trade accounts receivable, less allowance for doubtful
     accounts of $4,763, $4,778 and $5,167, in 1998, 1999
     and 2000, respectively.................................    41,555     48,483       50,116
  Inventories...............................................     2,588      3,326        2,929
  Deferred income taxes.....................................       500      1,331        1,331
  Other current assets......................................     3,311      2,230        1,904
                                                              --------   --------    ---------
          Total current assets..............................    78,251     71,172       79,428
PROPERTY AND EQUIPMENT:
  Equipment.................................................    41,984     52,656       52,845
  Furniture and fixtures....................................     3,003      2,934        2,931
  Leasehold improvements....................................     2,919      3,129        3,379
                                                              --------   --------    ---------
                                                                47,906     58,719       59,155
  Less accumulated depreciation and amortization............   (28,599)   (36,758)     (38,848)
                                                              --------   --------    ---------
                                                                19,307     21,961       20,307
GOODWILL, NET OF AMORTIZATION...............................    53,509     49,371       48,445
INTANGIBLE ASSETS, NET OF AMORTIZATION......................    27,399     22,696       21,649
DEFERRED INCOME TAXES.......................................        --      3,477        3,477
OTHER NON-CURRENT ASSETS....................................     5,053      8,729       10,286
                                                              --------   --------    ---------
          Total assets......................................  $183,519   $177,406    $ 183,592
                                                              ========   ========    =========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $  2,825   $  6,234    $   4,991
  Accrued expenses and other current liabilities............    30,595     27,503       27,167
  Current portion of long-term debt.........................       271        238          238
                                                              --------   --------    ---------
          Total current liabilities.........................    33,691     33,975       32,396
LONG-TERM DEBT, LESS CURRENT PORTION........................       366        165          145
DEFERRED INCOME TAXES.......................................       164         --           --
OTHER NON-CURRENT LIABILITIES...............................     7,402      3,966        3,067
SHAREHOLDERS' EQUITY:
  Preferred stock--No par value; authorized, 12,000,000, 0
     and 0 shares in 1998, 1999 and 2000, respectively;
     issued, 2,800,000, 0, and 0 in 1998, 1999 and 2000,
     respectively...........................................    41,300         --           --
  Common stock--no par value in 1998 and $0.01 par value in
     1999 and 2000, authorized, 48,000,000 shares in 1998,
     1,000 shares in 1999 and 2000, issued, 21,587,895 in
     1998 and 100 shares in 1999 and 2000...................   141,259         --           --
  Additional paid-in capital................................     8,485    191,525      191,525
  Retained deficit..........................................   (49,148)   (52,225)     (43,541)
                                                              --------   --------    ---------
          Total shareholders' equity........................   141,896    139,300      147,984
                                                              --------   --------    ---------
          Total liabilities and shareholders' equity........  $183,519   $177,406    $ 183,592
                                                              ========   ========    =========

 The accompanying notes are an integral part of these consolidated statements.

                       ENVOY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                          FOR THE THREE
                                                                                             MONTHS
                                                          YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                                       ------------------------------   -----------------
                                                         1997       1998       1999      1999      2000
                                                       --------   --------   --------   -------   -------
                                                                                           (UNAUDITED)
Net Revenue..........................................  $137,605   $184,773   $222,456   $54,468   $59,601
Costs and Expenses:
  Direct.............................................    64,247     82,327     99,474    24,929    28,396
  Selling, general and administrative................    32,734     40,241     45,548     9,855    12,673
  Research and development...........................     2,192      2,803      1,168       240       303
  Depreciation and amortization......................    34,432     36,156     20,523     7,796     4,175
  Merger costs.......................................        --         --      9,056     8,652
  Write-off of acquired in-process technology........     6,600         --         --        --        --
                                                       --------   --------   --------   -------   -------
Operating Income (Loss)..............................    (2,600)    23,246     46,687     2,996    14,054
Other Income (Expense):
  Interest income....................................     1,312        910      1,390       373       355
  Interest expense...................................    (1,577)    (1,431)    (1,347)     (411)     (202)
                                                       --------   --------   --------   -------   -------
                                                           (265)      (521)        43       (38)      153
                                                       --------   --------   --------   -------   -------
Income (Loss) Before Income Taxes....................    (2,865)    22,725     46,730     2,958    14,207
Provision for Income Taxes...........................     6,333     18,481     23,726     6,274     5,616
                                                       --------   --------   --------   -------   -------
Net Income (Loss)....................................  $ (9,198)  $  4,244   $ 23,004   $(3,316)  $ 8,591
                                                       ========   ========   ========   =======   =======
Pro Forma Net Income (Loss) Data (unaudited),
  Reflecting Pro Forma Tax Provision on Income of
  ExpressBill Companies (See Notes 4 and 11):
  Historical income (loss) applicable to common
     stock...........................................  $ (9,198)  $  4,244   $ 23,004   $(3,316)  $ 8,591
  Pro forma adjustment to provision for income
     taxes...........................................     1,032        259         --        --        --
                                                       --------   --------   --------   -------   -------
  Pro forma net income (loss) applicable to common
     stock...........................................  $(10,230)  $  3,985   $ 23,004   $(3,316)  $ 8,591
                                                       ========   ========   ========   =======   =======

 The accompanying notes are an integral part of these consolidated statements.

                       ENVOY CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                     COMMON STOCK        PREFERRED STOCK    ADDITIONAL               ACCUMULATED        TOTAL
                                  -------------------   -----------------    PAID-IN     RETAINED   COMPREHENSIVE   SHAREHOLDERS'
                                  SHARES     AMOUNT     SHARES    AMOUNT     CAPITAL     DEFICIT       INCOME          EQUITY
                                  -------   ---------   ------   --------   ----------   --------   -------------   -------------
BALANCE AT DECEMBER 31, 1996....   18,855   $ 103,265    3,730   $ 55,021    $  7,193    $(41,054)    $     --        $124,425
 Stock options exercised........      437       1,844       --         --          --          --           --           1,844
 Income tax benefit realized on
   exercise of stock options....       --       1,249       --         --          --          --           --           1,249
 Conversion of debt to common
   stock........................      781       8,214       --         --          --          --           --           8,214
 Proceeds from issuance of
   stock........................        3          80       --         --          --          --           --              80
 Capital distributions of
   ExpressBill..................       --          --       --         --          --      (1,547)          --          (1,547)
 Capital contributions of
   ExpressBill..................       --          --       --         --          15          --           --              15
 Net loss.......................       --          --       --         --          --      (9,198)          --          (9,198)
 Other comprehensive income.....       --          --       --         --          --          --           --              --
                                  -------   ---------   ------   --------    --------    --------     --------        --------
BALANCE AT DECEMBER 31, 1997....   20,076     114,652    3,730     55,021       7,208     (51,799)          --         125,082
 Stock options exercised........      567       2,393       --         --          --          --           --           2,393
 Income tax benefit realized on
   exercise of stock options....       --      10,105       --         --          --          --           --          10,105
 Proceeds from issuance of
   stock........................       15         388       --         --          --          --           --             388
 Conversion of preferred
   stock........................      930      13,721     (930)   (13,721)         --          --           --              --
 Capital distributions of
   ExpressBill..................       --          --       --         --          --        (316)          --            (316)
 Capital contributions of
   ExpressBill..................       --          --       --         --       1,277      (1,277)          --              --
 Net income.....................       --          --       --         --          --       4,244           --           4,244
 Other comprehensive income.....       --          --       --         --          --          --           --              --
                                  -------   ---------   ------   --------    --------    --------     --------        --------
BALANCE AT DECEMBER 31, 1998....   21,588     141,259    2,800     41,300       8,485     (49,148)          --         141,896
 Proceeds from issuance of
   stock........................       25         481       --         --          --          --           --             481
 Merger with Quintiles..........  (21,613)   (141,740)  (2,800)   (41,300)    183,040                       --              --
 Dividend to Quintiles..........       --          --       --         --          --     (26,081)          --         (26,081)
 Net income.....................       --          --       --         --          --      23,004           --          23,004
 Other comprehensive income.....       --          --       --         --          --          --           --              --
                                  -------   ---------   ------   --------    --------    --------     --------        --------
BALANCE AT DECEMBER 31, 1999....       --   $      --       --   $     --    $191,525    $(52,225)    $     --        $139,300
                                  =======   =========   ======   ========    ========    ========     ========        ========

 The accompanying notes are an integral part of these consolidated statements.

                       ENVOY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                  FOR THE THREE
                                                                                                  MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,            MARCH 31,
                                                              ------------------------------   -------------------
                                                                1997       1998       1999       1999       2000
                                                              --------   --------   --------   --------    -------
                                                                                                   (UNAUDITED)
Operating Activities:
  Net income (loss).........................................  $ (9,198)  $  4,244   $ 23,004   $ (3,316)   $ 8,591
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................    34,432     36,156     20,523      7,796      4,175
    Provision for losses on accounts receivable.............     1,461      2,696      1,693        375        360
    Deferred income tax benefit.............................      (995)      (118)    (4,472)        --         --
    Write-off of acquired in-process technology.............     6,600         --         --         --         --
    Changes in assets and liabilities, net of acquired
      businesses:
      Increase in accounts receivable.......................    (9,782)    (8,346)    (8,621)    (2,927)    (1,993)
      Decrease (increase) in inventories....................       388        399       (738)       195        397
      Decrease (increase) in other current assets...........       981     (1,294)       806         52        326
      Increase (decrease) in accounts payable, accrued
         expenses and other liabilities.....................      (650)    10,311     (3,119)    10,060     (2,385)
                                                              --------   --------   --------   --------    -------
         Net cash provided by operating activities..........    23,237     44,048     29,076     12,235      9,471
                                                              --------   --------   --------   --------    -------
Investing Activities:
  Payment received on notes receivable......................        --         --        275         --        190
  Purchases of property and equipment.......................    (8,744)    (6,185)   (10,668)    (1,610)      (548)
  Decrease (increase) in other assets.......................    (1,998)       517     (3,844)       327     (1,747)
  Payments for businesses acquired, net of cash acquired of
    $0, $750, $0, $0 and $0 in 1997, 1998, for the year
    ended December 31, 1999, for the three months ended
    March 31, 1999 and in 2000, respectively................   (40,412)   (17,462)    (3,500)    (3,500)        --
                                                              --------   --------   --------   --------    -------
         Net cash used in investing activities..............   (51,154)   (23,130)   (17,737)    (4,783)    (2,105)
                                                              --------   --------   --------   --------    -------
Financing Activities:
  Dividend paid to Quintiles................................        --         --    (26,081)        --         --
  Proceeds from issuance of common stock....................     1,924      2,781        481        481         --
  Capital distributions of ExpressBill......................    (1,391)      (316)        --         --         --
  Capital contributions of ExpressBill......................        15         --         --         --         --
  Payments on long-term debt................................      (304)      (369)      (234)       (89)       (20)
  Payments on short-term debt...............................      (466)    (1,315)        --         --         --
                                                              --------   --------   --------   --------    -------
         Net cash provided by (used in) financing
           activities.......................................      (222)       781    (25,834)       392        (20)
                                                              --------   --------   --------   --------    -------
Net increase (decrease) in cash and cash equivalents........  $(28,139)  $ 21,699   $(14,495)  $  7,844    $ 7,346
Cash and cash equivalents at beginning of period............    36,737      8,598     30,297     30,297     15,802
                                                              --------   --------   --------   --------    -------
Cash and cash equivalents at end of period..................  $  8,598   $ 30,297   $ 15,802   $ 38,141    $23,148
                                                              ========   ========   ========   ========    =======
Supplemental Cash Flow Information:
  Interest paid.............................................  $   (238)  $   (141)  $    (30)  $    (14)   $    (3)
  Interest received.........................................     1,250        751      1,199        378        348
  Income taxes paid.........................................    (5,952)    (5,906)    (4,677)    (4,000)      (703)
Noncash Transactions:
  Conversion of debt to common stock........................  $  8,214   $     --   $     --   $     --    $    --
                                                              ========   ========   ========   ========    =======
  Conversion of preferred stock to common stock.............  $     --   $ 13,721   $     --   $     --    $    --
                                                              ========   ========   ========   ========    =======

 The accompanying notes are an integral part of these consolidated statements.

                       ENVOY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

1.  ORGANIZATION

     ENVOY Corporation (the "Company"), was incorporated under the laws of the state of Tennessee in August 1994. The Company provides electronic data interchange ("EDI") and transaction processing services to participants in the health care market, including pharmacies, physicians, hospitals, dentists, billing services, commercial insurance companies, managed care organizations, state and federal government agencies and others.

     As more fully discussed in Note 3, the Company completed a business combination with Quintiles Transnational Corp. ("Quintiles") on March 30, 1999, pursuant to which the Company merged with and became a wholly-owned subsidiary of Quintiles.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions between the Company and its wholly-owned subsidiaries have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

     The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount approximates fair value because of the short maturity of those instruments.

CONCENTRATION OF CREDIT RISK

     The Company has one customer that accounted for approximately 16%, 17% and 12% of the Company's consolidated net revenues for 1999, 1998 and 1997 respectively, and accounted for approximately 10% and 14% of consolidated accounts receivable at December 31, 1999 and 1998, respectively.

INVENTORIES

     Inventories consist primarily of point-of-service terminals and supplies used in the patient statement business and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided over the estimated lives of the respective assets on the straight-line basis principally over five to seven years. Depreciation expense totaled $8,125,000, $7,067,000 and $6,141,000 for 1999, 1998 and 1997, respectively.

                       ENVOY CORPORATION AND SUBSIDIARIES

GOODWILL AND INTANGIBLE ASSETS

     Goodwill and intangible assets consist of the following (in thousands):

                                                                 DECEMBER 31,
                                                              -------------------   AMORTIZATION
                                                                1999       1998        PERIOD
                                                              --------   --------   ------------
Goodwill....................................................  $118,669   $115,212   3-15 years
Less accumulated amortization...............................   (69,298)   (61,703)
                                                              --------   --------
                                                              $ 49,371   $ 53,509
                                                              ========   ========
Submitter and payor relationships...........................  $ 12,700   $ 12,700     9 years
Customer contracts..........................................    17,541     17,541   9-10 years
Developed technology........................................     4,300      4,300     2 years
Covenants not to compete....................................     6,237      6,237    2-5 years
Trademarks and tradenames...................................       350        350    3-7 years
Assembled work force........................................     3,810      3,710    3-7 years
                                                              --------   --------
                                                                44,938     44,838
Less accumulated amortization...............................   (22,242)   (17,439)
                                                              --------   --------
                                                              $ 22,696   $ 27,399
                                                              ========   ========

     Amortization expense related to goodwill and intangible assets for the years ended December 31, 1999, 1998 and 1997 was $12,398,000, $29,089,000 and
$28,292,000, respectively. Amortization is provided using the straight line method over periods ranging from two to fifteen years. In establishing the amortization periods for intangible assets, the Company considers several factors, including legal, regulatory, or contractual provisions; effects of obsolescence, demand, competition and other economic factors; service life expectancies of employees; and expected actions of competitors and others. The Company reviews its long-lived and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The measurement of possible impairment is based upon determining whether projected undiscounted future cash flows of the acquired business or from the use of the asset over the remaining amortization period is less than the carrying amount of the asset. As of December 31, 1999, in the opinion of management, there has been no such impairment.

REVENUE RECOGNITION

     Transaction processing services revenue is recognized as the transactions are processed. Effective January 1, 1998, the Company adopted American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"). Revenue from software product arrangements that include customization or modification of the software is recognized in accordance with SOP 97-2, as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions". Revenues from software product sales are recognized provided the collection of the sales proceeds is deemed probable and no significant vendor obligations remain. Other revenue, including hardware sales, maintenance, licensing, and support activities, is generally recognized as hardware is shipped or as services are provided. Receivables generally are due within 30 days and do not require collateral.

INTERNAL USE SOFTWARE

     Effective January 1, 1999, the Company adopted AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. The Company has capitalized $5,449,000 in 1999 related to software costs for certain projects begun in 1999; these costs are included

                       ENVOY CORPORATION AND SUBSIDIARIES
in other non-current assets in the accompanying consolidated balance sheets. Prior to adopting SOP 98-1, the Company recorded costs related to product development as research and development expenses until technological feasibility was established.

INCOME TAXES

     Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("SFAS 109"). Deferred income taxes are provided for temporary differences between the financial statement and income tax basis of assets and liabilities. The Company files a consolidated federal income tax return with Quintiles, and records its tax provision based on its taxable income. The Company and Quintiles are parties to an income tax sharing arrangement providing for the allocation of federal income tax liabilities. Under this arrangement, the Company will pay to Quintiles an amount equal to the income taxes that would be payable by the Company if it were a corporation filing a separate return. The Company files separate state income tax returns.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EMPLOYEE STOCK COMPENSATION

     Prior to the Quintiles Merger (see Note 3), the Company granted stock options under various benefit plans for a fixed number of shares to employees and directors with an exercise price which approximates the fair value of the shares at the date of grant. The Company accounts for stock based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and, accordingly, has recognized no compensation expense. Pursuant to the merger with Quintiles, all unexercised ENVOY stock options were converted into Quintiles stock options, and the Company's employees became covered by Quintiles' plans.

RECLASSIFICATIONS

     Certain reclassifications have been made in the 1998 and 1997 consolidated financial statements to conform to the 1999 presentation.

INTERIM FINANCIAL STATEMENTS

     The unaudited consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments necessary to present fairly the financial position as of March 31, 2000 and the results of operations and cash flows for the three months ended March 31, 2000 and 1999.

3.  QUINTILES MERGER

     On December 15, 1998, the Company entered into an Agreement and Plan of Merger (the "Quintiles Merger Agreement") with Quintiles pursuant to which the Company merged with and become a wholly-owned subsidiary of Quintiles in a transaction accounted for as a pooling of interests. Under the terms of the Quintiles Merger Agreement, each issued and outstanding share of ENVOY Common Stock (the "Common Stock"), and each

                       ENVOY CORPORATION AND SUBSIDIARIES
issued and outstanding share of Series B Convertible Preferred Stock (the "Series B Preferred Stock"), was exchanged for 1.166 shares of Quintiles common stock. In addition, Quintiles converted unexercised ENVOY stock options into Quintiles stock options on the same terms and conditions, except that the number of shares and exercise price were adjusted for the effect of the exchange ratio. The Quintiles Merger was completed on March 30, 1999.

     In connection with the Quintiles Merger, ENVOY incurred expenses of $9,056,000, consisting of $4,189,000 for investment and advisory fees, $2,912,000 in severance costs, $1,441,000 for legal and accounting fees and $514,000 in other related costs.

4.  MERGERS AND ACQUISITIONS

BUSINESS COMBINATIONS ACCOUNTED FOR AS POOLINGS OF INTERESTS

     On February 27, 1998, the Company completed business combinations with Professional Office Services, Inc. ("POS"), XpiData, Inc. ("XpiData") and Automatic Revenue Management ("ARM" and together with POS and XpiData sometimes collectively referred to as the "ExpressBill Companies") for an aggregate of 3,500,000 shares of common stock. Shareholders of XpiData, based in Scottsdale, Arizona, received 1,365,000 shares and shareholders of POS and its affiliated company, ARM, both of which are based in Toledo, Ohio, received an aggregate of 2,135,000 shares. The ExpressBill patient statement services include electronic data transmission and formatting, statement printing and mailing services for health care providers and practice management system vendors. These transactions have been accounted for as poolings of interests. Accordingly, the Company's historical consolidated financial statements for 1997 have been restated to include the accounts and results of operations of the ExpressBill Companies.

BUSINESS COMBINATIONS ACCOUNTED FOR AS PURCHASES

     Each of the following acquisitions was accounted for under the purchase method of accounting, applying the provisions of APB Opinion No. 16, "Business Combinations" ("APB No. 16") and, as a result, the Company recorded the assets and liabilities of the acquired companies at their estimated fair values with the excess of the purchase price over these amounts being recorded as either identified intangibles or goodwill. The consolidated financial statements reflect the operations of the acquired businesses for the periods after their respective dates of acquisition.

                       ENVOY CORPORATION AND SUBSIDIARIES

DIVERSE SOFTWARE SOLUTIONS, INC. ("DSS")

     On March 11, 1997, the Company completed the acquisition of certain assets of DSS for $4,000,000 in cash and payments of $2,325,000 based upon revenue earned during a specified period following the acquisition, plus the assumption of certain liabilities. The final allocation of purchase price is summarized as follows (in thousands):

Purchase price..............................................  $ 4,000
Add liabilities assumed:
  Current liabilities.......................................    3,979
Less assets acquired:
  Current assets............................................     (446)
  Property and equipment, net...............................      (80)
Identifiable intangibles:
  Developed technology......................................     (600)
  Assembled work force......................................     (340)
  Submitter and payor relationships.........................     (300)
  Tradenames................................................     (100)
                                                              -------
                                                               (1,866)
Less write-off of acquired in-process technology............     (600)
                                                              -------
Goodwill....................................................  $ 5,513
                                                              =======

     Goodwill of $5,513,000 is being amortized over a period of 15 years. Developed technology was amortized over two years; assembled work force is being amortized over seven years; submitter and payor relationships are being amortized over nine years; and tradenames are being amortized over seven years. Also recorded as part of the DSS acquisition was a one-time write-off of acquired in-process technology of $600,000. This amount represents an allocation of purchase price to projects for the development of additional interfaces and functionality for accounts receivable management service offerings provided by DSS. This amount was charged to expense in 1997 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use. Fair value of acquired in-process technology was determined based on various factors, including estimates of after-tax cash flows, the stage of completion of the in-process technology at the date of acquisition and estimates of total project costs.

HEALTHCARE DATA INTERCHANGE CORPORATION ("HDIC")

     On August 7, 1997, the Company acquired all the issued and outstanding capital stock of HDIC, the EDI health care services subsidiary of Aetna U.S. Healthcare, Inc. ("AUSHC"), for approximately $36,400,000 in cash, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price..............................................  $36,400
Add liabilities assumed:
  Unfavorable contracts.....................................   14,570
  Other liabilities.........................................      993
                                                              -------
                                                               15,563

                       ENVOY CORPORATION AND SUBSIDIARIES

Less assets acquired:
  Cash......................................................      (11)
  Property and equipment, net...............................      (52)
Identifiable intangibles:
  Customer contract.........................................   (5,000)
  Developed technology......................................   (1,600)
  Tradenames................................................     (250)
  Assembled work force......................................     (200)
                                                              -------
                                                               (7,113)
Less write-off of acquired in-process technology............   (6,000)
                                                              -------
Goodwill....................................................  $38,850
                                                              =======

     Goodwill of $38,850,000 is being amortized over a period of 15 years; developed technology was amortized over two years; tradenames and assembled work force are being amortized over three years. In addition, the Company and AUSHC simultaneously entered into a 10-year services agreement under which AUSHC has agreed to use the Company as its single source clearinghouse and EDI network for all AUSHC electronic health care transactions. The amount recorded for this customer contract is being amortized over 10 years. Liabilities assumed include approximately $14,570,000 relating to the assumption of unfavorable contracts. At December 31, 1999, the remaining liability for unfavorable contracts was $7,585,000 with $3,966,000 classified as a non-current liability, and $3,619,000 classified as a current liability in accrued expenses and other current liabilities in the accompanying consolidated balance sheets. Also recorded as part of the HDIC acquisition was a one-time write-off of acquired in-process technology of $6,000,000. This amount represents an allocation of purchase price to projects for the development of new transaction sets which would allow health care providers to submit additional health care transactions electronically. This amount was charged to expense in 1997 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use. Fair value of acquired in-process technology was determined based on various factors, including estimates of after-tax cash flows, the stage of completion of the in-process technology at the date of acquisition and estimates of total project costs.

SYNERGY HEALTH CARE, INC. ("SYNERGY")

     On May 6, 1998, the Company acquired all the issued and outstanding capital stock of Synergy, which provides health care information products and services to participants in the health care market, for $10,200,000 in cash, including amounts paid to certain selling stockholders for noncompete agreements, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price..............................................  $10,200
Add liabilities assumed:....................................      441
Less assets acquired:
  Cash......................................................     (550)
  Accounts receivable and other.............................     (917)
  Property and equipment, net...............................     (281)
Identifiable intangibles:
  Customer contract.........................................   (1,587)
  Assembled work force......................................     (170)
  Noncompete agreements.....................................     (200)
                                                              -------
                                                               (3,705)
                                                              -------
Goodwill....................................................  $ 6,936
                                                              =======

                       ENVOY CORPORATION AND SUBSIDIARIES

     Goodwill of $6,936,000 is being amortized over a period of 15 years; customer contracts are being amortized over nine years; assembled work force is being amortized over seven years; and noncompete agreements are being amortized over five years.

CONTROL-O-FAX CORPORATION

     Effective October 1, 1998, the Company completed the acquisition of substantially all of the assets of Control-O-Fax Corporation and its wholly-owned subsidiary Control-O-Fax Systems, Inc. (collectively, "Control-O-Fax"), which provides EDI patient statement and other printing and processing services to participants in the health care market, for $8,250,000 in cash, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price..............................................  $ 8,250
Add liabilities assumed:....................................    1,468
Less assets acquired:
  Cash......................................................     (200)
  Accounts receivable and other.............................   (2,589)
  Property and equipment, net...............................     (401)
Identifiable intangibles:
  Customer contract.........................................   (2,400)
  Assembled work force......................................     (400)
  Noncompete agreements.....................................     (600)
                                                              -------
                                                               (6,590)
                                                              -------
Goodwill....................................................  $ 3,128
                                                              =======

     Goodwill of $3,128,000 is being amortized over a period of 15 years; customer contracts are being amortized over nine years; assembled work force is being amortized over seven years; and noncompete agreements are being amortized over three years.

EPN, L.L.C. ("EPN")

     In 1996, the Company purchased a 19% interest in EPN, an independent sales and marketing agent in health care EDI services. Following the acquisition, the Company accounted for its investment in EPN under the cost method. On March 8, 1999, the Company completed the acquisition of the remaining 81% interest of EPN for $3,500,000 in cash, summarized as follows (in thousands):

Purchase price..............................................  $3,500
Less assets acquired:
  Property and equipment, net...............................    (111)
  Assembled work force......................................    (100)
                                                              ------
Goodwill....................................................  $3,289
                                                              ======

     Goodwill of $3,289,000 is being amortized over a period of 15 years, and assembled work force is being amortized over three years.

                       ENVOY CORPORATION AND SUBSIDIARIES

     The following presents unaudited pro forma results of operations (including the one-time write-offs of acquired in-process technology) for the year ended December 31, 1997, assuming the acquisitions accounted for as purchases, had been consummated at the beginning of the period presented (in thousands):

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Revenues....................................................    $144,099
Net loss applicable to common stock.........................     (13,985)

     Pro forma results of operations for 1999 and 1998 acquisitions have not been presented because the results of operations of business combinations accounted for as purchases completed during 1999 and 1998 are not material to those of the Company.

5.  SALE OF THE GOVERNMENT SERVICES BUSINESS

     On September 16, 1997, the Company completed the sale of substantially all of the assets related to the Company's hunting and fishing licenses and electronic benefit transfer business (collectively "the Government Services Business") for (i) $500,000 payable in the form of a promissory note due and payable in full on August 31, 1999 and (ii) certain contingent payment amounts based upon the achievement of specified future operating results of the Government Services Business. The Company recorded a gain of $500,000 related to the sale of the Government Services Business in 1997. The results of operations of the Government Services Business are included in the Company's consolidated statements of operations through the date of disposition. The Company received consideration in full during 1999 for the note and contingent payment amounts. The contingent payment amount received was not material to the Company's operations.

6.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities consists of the following (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1999      1998
                                                              -------   -------
Current portion of liability for unfavorable contracts......  $ 3,619   $ 2,895
Unearned income.............................................    2,758     2,153
Accrued communication expense...............................    2,515     3,710
Accrued income taxes........................................       --     4,265
Accrued salaries and benefits...............................    4,181     3,614
Accrued vendor incentives...................................    3,480     4,097
Customer deposits...........................................    4,538     3,308
Other.......................................................    6,412     6,553
                                                              -------   -------
                                                              $27,503   $30,595
                                                              =======   =======

     The liability for unfavorable contracts is related to the HDIC acquisition (see Note 4).

7.  LONG-TERM DEBT

     Long-term debt at December 31, 1999 and 1998 consists primarily of capital lease obligations payable through the year 2003, at interest rates ranging from 9.25% to 22%. Annual long-term debt and capital lease obligation principal requirements are $238,000 in 2000, $127,000 in 2001, $31,000 in 2002, $7,000 in
2003, and -0- in 2004, with none thereafter.

                       ENVOY CORPORATION AND SUBSIDIARIES

8.  LEASES

     The Company leases certain equipment and office space under operating leases. Rental expense incurred under the leases during the years ended December 31, 1999, 1998 and 1997 was approximately $4,627,000, $4,175,000 and $2,207,000, respectively.

     Future minimum rental payments at December 31, 1999 under operating lease arrangements are as follows (in thousands):

2000........................................................  $ 3,672
2001........................................................    3,497
2002........................................................    2,427
2003........................................................    1,785
2004........................................................    1,778
Thereafter..................................................    5,266
                                                              -------
                                                              $18,425
                                                              =======

9.  EMPLOYEE BENEFIT PLANS

STOCK INCENTIVE PLANS

     The Company has issued stock options to employees under certain option plans. Options granted have 10 year terms from the grant date and vest over periods from one to five years from the date of grant. The Company has elected to follow APB No. 25 and related interpretations in accounting for its stock options issued to employees and directors. All options are granted with exercise prices equal to or greater than the market value of the Company's common stock on the date of grant. As a result, no compensation expense is recognized.

     Following the Quintiles Merger, all outstanding stock options granted by ENVOY were converted into Quintiles stock options on the same terms and conditions, except that the number of shares and exercise prices were adjusted for the effect of the exchange ratio. Accordingly, the following stock option disclosures have been restated for all periods presented to give effect to the exchange ratio used in the Quintiles Merger.

     Summaries of stock options outstanding are as follows:

                                                                            WEIGHTED-
                                                              NUMBER OF      AVERAGE
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Outstanding, December 31, 1996..............................  3,765,014       $ 8.79
  Granted...................................................    972,444        19.91
  Exercised.................................................   (509,542)        3.64
  Canceled..................................................   (261,184)       17.08
                                                              ---------       ------
Outstanding, December 31, 1997..............................  3,966,732        11.65
  Granted...................................................    970,112        31.84
  Exercised.................................................   (661,122)        3.62
  Canceled..................................................   (262,350)       23.58
                                                              ---------       ------
Outstanding, December 31, 1998..............................  4,013,372        17.07
  Granted...................................................    385,840        22.50
  Exercised.................................................   (110,795)        8.86
  Canceled..................................................   (258,313)       32.52
                                                              ---------       ------
Outstanding, December 31, 1999..............................  4,030,104       $16.95
                                                              =========       ======

                       ENVOY CORPORATION AND SUBSIDIARIES

     The weighted-average remaining contractual life of outstanding options was 6 years and 5 years as of December 31, 1999 and 1998, respectively. The number of stock options exercisable and the weighted average exercise price of these options at December 31, 1999 and 1998 was 2,266,479 and 930,868 and $13.04 and
$7.12, respectively.

     Pro forma information regarding net income (loss) is required by SFAS No. 123, "Accounting for Stock Based Compensation," which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method. The weighted-average fair value of options granted during 1999, 1998 and 1997 was $7.78, $15.19 and $10.96, respectively, using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                              1999    1998    1997
                                                              ----    ----    ----
Expected dividend yield.....................................    0%      0%       0%
Risk-free interest rate.....................................  5.8%    4.5%     5.8%
Expected volatility......................................... 40.0%   47.0%    45.0%
Expected life (in years from vest).......................... 1.40    1.35     1.20

     The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of stock options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands):

                                                               1999     1998      1997
                                                              -------   -----   --------
Pro forma net income (loss) applicable to common stock......  $17,562   $(794)  $(12,435)

     Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until the new rules are applied to all outstanding awards.

     Selected information regarding stock options as of December 31, 1999 follows:

                      OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
----------------------------------------------------------------   ----------------------------
 NUMBER                        WEIGHTED-           WEIGHTED-                      WEIGHTED-
   OF      EXERCISE PRICE   AVERAGE EXERCISE   AVERAGE REMAINING   NUMBER OF   AVERAGE EXERCISE
 OPTIONS        RANGE            PRICE               LIFE           OPTIONS         PRICE
 -------   ---------------  ----------------   -----------------   ---------   ----------------
  777,703..   $3.00 -  $6.65       $ 6.07               3.7           777,703         $ 6.07
  931,638..   $8.58 -  $8.58         8.58               4.5           590,000           8.58
1,056,018..  $15.44 - $18.94        18.02               6.8           435,696          17.38
  778,824..  $19.83 - $28.95        25.16               6.9           435,670          25.81
  485,921..  $30.02 - $39.13        34.85               8.3            27,410          35.14
---------                          ------               ---          --------         ------
4,030,104..                        $16.95               5.9         2,266,479         $13.04
=========                          ======               ===         =========         ======

     Pursuant to the terms of the Healtheon/WebMD Merger Agreement (see Note
15), Quintiles shall cause all outstanding stock options to vest in full and shall allow the holders of such options up to three years from the closing of the Healtheon/WebMD Merger to exercise such stock options.

                       ENVOY CORPORATION AND SUBSIDIARIES

EMPLOYEE STOCK PURCHASE PLAN

     The Company has an employee stock purchase plan (the "ESPP"), which is intended to provide eligible employees an opportunity to acquire the Company's common stock. Participating employees have the option to purchase shares at 85% of the lower of the closing price per share of common stock on the first or last day of the calendar quarter. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. During 1999, 1998 and 1997, 32,067, 17,490 and 3,498 shares, respectively, were purchased under the ESPP.

PROFIT-SHARING PLANS

     Quintiles, the Company and its subsidiaries sponsor 401(k) profit-sharing plans and other noncontributory plans covering all employees who meet certain length of service and age requirements. Eligible employees may elect to reduce their current compensation and contribute to the 401(k) plans through salary deferral contributions. The Company matches employee contributions, generally up to 25% of the first 6% of compensation deferred by the employee, and may make additional discretionary contributions. The amount of expense for the Company contribution for all plans was approximately $391,000, $674,000 and $613,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

10.  SERIES B PREFERRED STOCK

     In March 1996, the Company issued 3,730,233 shares of Series B Preferred Stock in connection with an acquisition. The Series B Preferred Stock was recorded in the accompanying consolidated balance sheets at the fair market value of the underlying shares on the date of the related Stock Purchase Agreement, $55,021,000 in the aggregate, or $14.75 per share. The difference between the issuance price of $40,100,000 or $10.75 per share and the fair value of the underlying shares on the date of the related Stock Purchase Agreement was presented in the consolidated financial statements as a dividend of Series B Preferred Stock for the year ended December 31, 1996. Each share of Series B Preferred Stock was convertible into one share of common stock at any time. In February 1998, 930,233 shares of Series B Preferred Stock were converted into an equal number of shares of common stock. Pursuant to the Quintiles Merger, each remaining outstanding share of Series B Preferred Stock was exchanged for 1.166 shares of Quintiles common stock and was canceled after the exchange.

11.  INCOME TAXES

     The provision for income taxes was comprised of the following (in thousands):

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               1999      1998      1997
                                                              -------   -------   -------
Current:
  Federal...................................................  $27,253   $15,121   $ 4,957
  State.....................................................      945     3,478     2,429
                                                              -------   -------   -------
          Total current.....................................   28,198    18,599     7,386
Deferred benefit............................................   (4,472)     (118)   (1,053)
                                                              -------   -------   -------
Provision for income taxes..................................  $23,726   $18,481   $ 6,333
                                                              =======   =======   =======

                       ENVOY CORPORATION AND SUBSIDIARIES

     The reconciliation of income tax computed by applying the U.S. federal statutory rate to the actual income tax provision follows (in thousands):

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               1999      1998      1997
                                                              -------   -------   -------
Income tax provision (benefit) at U.S. federal statutory
  rate......................................................  $16,356   $ 7,954   $(1,003)
Nondeductible merger costs..................................    3,170       315        --
Nondeductible goodwill amortization.........................    1,832     7,242     7,066
State and local income taxes, net of federal benefit........      614     2,252       630
Change in valuation allowance...............................       --        --       238
Other, net..................................................    1,754       718      (598)
                                                              -------   -------   -------
Income tax provision........................................  $23,726   $18,481   $ 6,333
                                                              =======   =======   =======

     Deferred income taxes reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising the Company's temporary differences are as follows (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1999      1998
                                                              -------   -------
Deferred tax liabilities:
  Depreciation..............................................  $  (583)  $(2,178)
  Other.....................................................   (1,270)   (1,371)
                                                              -------   -------
                                                               (1,853)   (3,549)
                                                              -------   -------
Deferred tax assets:
  Amortization related to goodwill and other intangibles....    2,753       474
  Reserves not deductible...................................    2,601     2,003
  Difference between book and tax basis of investments......      915       915
  Net operating losses......................................      121       469
  Other.....................................................    1,186       939
                                                              -------   -------
                                                                7,576     4,800
Valuation allowance.........................................     (915)     (915)
                                                              -------   -------
                                                                6,661     3,885
                                                              -------   -------
          Net deferred tax assets...........................  $ 4,808   $   336
                                                              =======   =======

     At December 31, 1999, the Company had state net operating loss carry forwards of approximately $3,000,000. These losses begin to expire in 2003.

     The Company evaluates the amounts recorded for the valuation allowance for deferred tax assets each year. The valuation allowance relates to the loss on certain investments to certain tax credits that existed at December 31, 1997. Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as reduced by the valuation allowance.

     POS and ARM operated under Subchapter S of the Code and were not subject to corporate federal or state income taxes. Had POS and ARM filed federal and state income tax returns as C corporations for 1998 and 1997, pro forma income tax expense in the consolidated financial statements under the provisions of SFAS No. 109 would have been $18,740,000 and $7,365,000, respectively.

                       ENVOY CORPORATION AND SUBSIDIARIES

12.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable, and accounts payable approximate fair value based upon their relative short-term nature. The carrying amount reported in the balance sheet for long-term debt also approximate fair value. The fair value of the Company's long-term debt is estimated using discounted cash flows and the Company's current incremental borrowing rate for similar types of borrowing arrangements.

13.  RELATED PARTY TRANSACTIONS

     Quintiles provides certain administrative support service, primarily in the areas of legal, information technology, human resources and finance. During 1999, the Company recorded an expense of $4,073,000 for such charges from Quintiles. These expenses have been allocated to the Company based on estimated incremental costs incurred by Quintiles which management believes to be reasonable and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

     During 1999, the Company recorded revenues of $458,000 for services provided to Quintiles and its subsidiaries.

     As a result of the business combinations with the ExpressBill Companies, the Company leases office space from a partnership of a significant stockholder. The related lease extends through February 2013, with annual rentals of $457,500 through February 2003, $503,250 through February 2008 and $553,575 through February 2013. Rentals paid were approximately $457,500 in 1999, $397,000 in 1998 and $92,000 in 1997.

14.  LITIGATION

     Three class action complaints were filed in 1998, and later consolidated into a single action against ENVOY and certain of its executive officers. The complaint asserted claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder and also asserted additional claims under Tennessee common law for fraud and negligent misrepresentation. On September 15, 1999, the Federal Court for the Middle District of Tennessee granted the Company's motion to dismiss each of the complaints. The Court dismissed the complaints without prejudice. On November 23, 1999 the plaintiffs filed what they deemed to be an Amended Consolidated Complaint. Defendants moved to strike the purported amended complaint on the grounds that the September 1999 dismissed order did not grant plaintiff's leave to file an amended complaint (but does allow them to file a new lawsuit), and has refiled a motion to dismiss, which is now pending before the Court. The defendants' motion to dismiss is expected to progress in administrative proceedings through August 2000.

     The Company also is a party in certain other pending litigation arising in the course of its business. While the final outcome of such litigation cannot be predicted with certainty, it is the opinion of the Company's management that the outcome of these matters would not materially affect the consolidated financial position or results of operations of the Company.

15.  SUBSEQUENT EVENT

     On January 22, 2000, Quintiles and Healtheon/WebMD Corporation ("Healtheon/WebMD") entered into an Agreement and Plan of Merger (the "Healtheon/WebMD Merger Agreement") pursuant to which Healtheon/WebMD will acquire the common stock of ENVOY. Pursuant to the Healtheon/WebMD Merger Agreement, the outstanding shares of common stock of ENVOY will be converted into the right to receive 35,000,000 shares of common stock of Healtheon/WebMD (the "Stock Consideration") and $400,000,000 (the "Cash Consideration"). Unless Quintiles objects, Healtheon/WebMD may increase the amount of the Cash Consideration by up to an additional $100,000,000, in which case the Stock Consideration would be reduced by a number of shares equal to the difference between $1,800,000,000 and the Cash Consideration to be paid, divided
                                       22

                       ENVOY CORPORATION AND SUBSIDIARIES
by 40. The closing of the Healtheon/WebMD Merger is subject to customary conditions, including the expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                       23